As filed with the U.S. Securities and Exchange Commission on June 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UiPath, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4333187
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Ave, 20th Floor

New York, New York 10016

(844) 432-0455

(Address of principal executive offices) (Zip code)

UiPath, Inc. 2015 Stock Plan

UiPath, Inc. 2018 Stock Plan

(Full titles of the plans)

Daniel Dines

Chief Executive Officer, Co-Founder, and Chairman

UiPath, Inc.

90 Park Ave, 20th Floor

New York, New York 10016

(844) 432-0455

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Eric Jensen Matthew Dubofsky Owen Williams Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Brad Brubaker Chief Legal Officer UiPath, Inc. 90 Park Ave, 20th Floor New York, New York 10016 (844) 432-0455

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00001 per share(3)	14,071,199	$73.82	$1,038,735,910	$113,326

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock on June 7, 2021 as reported on the New York Stock Exchange.

(3)

Represents (A) (i) 11,489,119 outstanding shares of Class A common stock issued under stock awards granted under the UiPath, Inc. 2018 Stock Plan (the “2018 Plan”) and the UiPath 2015 Stock Plan (the “2015 Plan” and, together with the 2018 Plan, the “Plans”) and (ii) 2,462,467 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units granted under the 2018 Plan, in each case issued to current or former employees, consultants, directors, and executive officers of the Registrant, and (B) 119,613 shares of Class A common stock issuable upon the exercise of stock options granted to executive officers of the Registrant under the 2018 Plan.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.00001 per share (the “Shares”), of UiPath, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain current and former employees, consultants, directors, and executive officers of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

14,071,199 Shares

Class A Common Stock

This prospectus relates to 14,071,199 shares of Class A common stock, par value $0.00001 per share (the “Shares”), of UiPath, Inc., which includes 11,489,119 outstanding shares of Class A common stock, 119,613 shares of Class A common stock issuable upon the exercise of stock options, and 2,462,467 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units, and which may be offered from time to time by certain stockholders who are our current or former employees, consultants, directors, and executive officers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our employee benefit plans.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PATH.” On June 8, 2021, the last reported sale price of our Class A common stock was $76.00 per share.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 3.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 9, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “UiPath,” refer to UiPath, Inc.

i

THE COMPANY

We are at the forefront of technology innovation and thought leadership in automation, creating an end-to-end platform that provides automation with user emulation at its core. Our platform leverages computer vision and artificial intelligence (“AI”) to empower software robots to emulate human behavior and execute specific business processes, eliminating the need for employees to execute certain manual and mundane tasks. Our platform allows employees to focus on more value-added work and enables organizations to seamlessly automate business processes ranging from those in legacy information technology (“IT”) systems and on-premises applications to new cloud-native infrastructure and applications without requiring significant changes to the organization’s underlying technology infrastructure. Our platform is purpose-built to be used by employees throughout a company and to address a wide variety of use cases, from simple tasks to long-running, complex business processes.

Our platform is designed to transform the way humans work. We provide our customers with a robust set of capabilities to discover automation opportunities and build, manage, run, engage, measure, and govern automations across departments within an organization. Our platform leverages the power of AI-based computer vision to enable our robots to perform a vast array of actions as a human would when executing business processes. These actions include, but are not limited to, logging into applications, extracting information from documents, moving folders, filling in forms, and updating information fields and databases. Our robots’ ability to learn from and replicate workers’ steps in executing business processes drives continuous improvements in operational efficiencies and enables companies to deliver on key digital initiatives with greater speed, agility, and accuracy.

Our platform is designed to interact with and automate processes across a company’s existing enterprise stack. As a result, our customers can leverage the power of our platform without the need to replace or change existing business applications and with lower overall IT infrastructure cost. Our platform enables employees to quickly build automations for both existing and new processes. Employees can seamlessly maintain and scale automations across multiple deployment options, constantly improve and evolve automations, and continuously track and measure the performance of automations, all without substantial technical experience.

At the core of our automation platform is a set of capabilities that emulates human behavior, which provides our customers with the ability to automate both simple and complex use cases. Automations on our platform can be built, consumed, managed, and governed by any employee who interacts with computers, resulting in the potential for broad applicability of our platform across departments within an organization. Society is at a turning point in how organizations execute work, and we believe the ability to leverage software to enrich the employee experience will unlock tremendous value and efficiency opportunities. While we are still in the early days of a multi-year journey to the fully automated enterprise, momentum is growing as organizations across the world are only now beginning to understand the power of automation.

Corporate Information

We were founded in Bucharest, Romania in 2005 and incorporated in Delaware on June 9, 2015. Our principal executive offices are located at 90 Park Avenue, 20th Floor, New York, New York 10016, and our telephone number is (844) 432-0455. Our website address is www.uipath.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

The UiPath logo, “UiPath,” “Automation Cloud,” and our other registered and common law trade names, trademarks, and service marks are the property of UiPath, Inc. or our subsidiaries. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Summary Risk Factors

Investing in our Class A common stock involves substantial risk. The risks described in the section titled “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

•

Our recent rapid growth may not be indicative of our future growth. Our limited operating history and recent rapid growth also make it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

•	We may not be able to successfully manage our growth and, if we are not able to grow efficiently, our business, financial condition, and results of operations could be harmed.

•

Because we derive substantially all of our revenue from our automation platform, failure of this platform to satisfy customer demands could adversely affect our business, results of operations, financial condition, and growth prospects.

•

Our business depends on our existing customers renewing their licenses and purchasing additional licenses and products from us and our channel partners. Declines in renewals or the purchase of additional licenses by our customers could harm our future operating results.

•	If we are unable to attract new customers, our business, financial condition, and results of operations will be adversely affected.

•	The markets in which we participate are competitive and, if we do not compete effectively, our business, financial condition, and results of operations could be harmed.

•

If we fail to retain and motivate members of our management team or other key employees, or fail to attract additional qualified personnel to support our operations, our business and future growth prospects would be harmed.

•	Unfavorable conditions in our industry or the global economy, or reductions in IT spending, could limit our ability to grow our business and negatively affect our results of operations.

•	A limited number of customers represent a substantial portion of our revenue and annualized renewal run-rate. If we fail to retain these customers, our revenue could decline significantly.

•

We rely on our channel partners to generate a substantial amount of our revenue, and if we fail to expand and manage our distribution channels, our revenue could decline and our growth prospects could suffer.

•	If we are not able to introduce new features or services successfully and to make enhancements to our platform or products, our business and results of operations could be adversely affected.

•	Real or perceived errors, failures, or bugs in our platform and products could adversely affect our business, results of operations, financial condition, and growth prospects.

•

Incorrect or improper implementation or use of our platform and products could result in customer dissatisfaction and harm our business, results of operations, financial condition, and growth prospects.

•

We rely upon third-party providers of cloud-based infrastructure to host our cloud-based products. Any disruption in the operations of these third-party providers, limitations on capacity, or interference with our use could adversely affect our business, financial condition, and results of operations.

•

We expect fluctuations in our financial results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our stock price and the value of your investment could decline.

•	If we fail to maintain and enhance our brand, our ability to expand our customer base will be impaired and our business, financial condition, and results of operations may suffer.

•	Any failure to obtain, maintain, protect, or enforce our intellectual property and proprietary rights could impair our ability to protect our proprietary technology and our brand.

•	We may become subject to intellectual property disputes, which are costly and may subject us to significant liability and increased costs of doing business.

•	Our current operations are international in scope, and we plan further geographic expansion, creating a variety of operational challenges.

•

We and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting in the past, and any failure to maintain effective internal control over financial reporting could harm us.

•

The dual class structure of our common stock has the effect of concentrating voting control with our Chief Executive Officer, Co-Founder, and Chairman, which will limit your ability to influence the outcome of important decisions.

If we are unable to adequately address these and other risks we face, our business may be harmed. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on June 9, 2021 (File No. 001-40348), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should consider and read carefully all of the risks and uncertainties described below and set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on June 9, 2021 (File No. 001-40348), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. The occurrence of any such risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, or results of operations. In such case, the trading price of our Class A common stock could decline, and you may lose some or all of your original investment.

Risks Related to Ownership of Our Class A Common Stock

The dual class structure of our common stock has the effect of concentrating voting control with our Chief Executive Officer, Co-Founder, and Chairman, which will limit your ability to influence the outcome of important decisions.

Our Class B common stock has 35 votes per share and our Class A common stock has one vote per share. Our Chief Executive Officer, Co-Founder, and Chairman, Daniel Dines, who, collectively with his controlled entities, holds all our outstanding shares of Class B common stock, and beneficially owned shares representing approximately 88.0% voting power of our outstanding capital stock as of April 30, 2021. As a result, Mr. Dines has the ability to control the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or our assets, even if his stock ownership represents less than 50% of the outstanding aggregate number of shares of our capital stock. This concentration of ownership will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. As a board member, Mr. Dines owes a fiduciary duty to our stockholders and is legally obligated to act in good faith and in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, Mr. Dines is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally. Mr. Dines’ control may adversely affect the market price of our Class A common stock.

Further, future transfers by holders of our Class B common stock will generally result in those shares converting into shares of our Class A common stock, subject to limited exceptions, such as certain transfers effected for tax or estate planning purposes.

We have not elected to take advantage of the “controlled company” exemption to the corporate governance rules for publicly-listed companies but may do so in the future.

Because our Chief Executive Officer, Co-Founder, and Chairman, Daniel Dines, who, collectively with his controlled entities, holds all our outstanding shares of Class B common stock, and beneficially owns shares representing in excess of 50% of the voting power of our outstanding capital stock, we are eligible to elect the “controlled company” exemption to the corporate governance rules for publicly-listed companies. We have not elected to do so. If we decide to become a “controlled company” under the corporate governance rules for publicly-listed companies, we would not be required to have a majority of our board of directors be independent, nor would we be required to have a compensation committee or an independent nominating function. If we choose controlled company status in the future, our status as a controlled company could cause our Class A common stock to be less attractive to certain investors or otherwise harm our trading price.

We cannot predict the impact our dual class structure may have on the market price of our Class A common stock.

We cannot predict whether our dual class structure, combined with the concentrated control of our Chief Executive Officer, Co-Founder, and Chairman, who holds all of the outstanding shares of our Class B common stock, will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. For example, in July 2017, FTSE Russell and Standard & Poor’s announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Under the announced policies, our dual class capital structure would make us ineligible for inclusion in any of these indices. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock could be adversely affected.

Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock in the public market in the future, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our Class A common stock.

In connection with the IPO, all of our directors and executive officers, the selling stockholders, and the holders of substantially all of our Class A common stock, Class B common stock and securities exercisable for, or convertible into, our Class A common stock, entered into lock-up agreements with the underwriters or are otherwise subject to agreements with market stand-off provisions with us pursuant to which they have agreed that they will not, and will not publicly disclose an intention to, during the period ending immediately prior to the opening of trading on the New York Stock Exchange on the second full trading day following the release of our regular earnings announcement for our fiscal quarter ending July 31, 2021 (such period, the “restricted period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of common stock, any options or warrants to purchase any of our shares of common stock or any securities convertible into or exchangeable for or that represent the right to receive shares of our common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock. Notwithstanding the foregoing, immediately prior to the opening of trading on the second full trading day following the release of our regular earnings announcement for our fiscal quarter ended April 30, 2021, such restricted period will terminate with respect to 87,172,130 shares of Class A common stock and securities exercisable for, or convertible into, our Class A common stock.

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on behalf of the underwriters, may release any of the securities subject to these lock-up restrictions at any time, subject to the applicable notice requirements. In addition, the restricted period may be shortened with respect to a portion of the locked-up securities held by certain lock-up parties, and the lock-up agreements are subject to a number of exceptions. If not earlier released, all of the shares of Class A common stock not sold in the IPO will become eligible for sale upon expiration of the restricted period, except for any shares held by our affiliates as defined in Rule 144.

In addition, there were 57,776,257 shares of Class A common stock issuable upon the exercise of options and upon the vesting and settlement of restricted stock units outstanding as of April 30, 2021. We have filed a registration statement to register all of the shares of Class A common stock issuable upon exercise of outstanding options, the vesting and settlement of outstanding restricted stock units, and other equity incentives we may grant in the future, for public resale under the Securities Act. The shares of Class A common stock will become eligible for sale in the public market to the extent such options are exercised or restricted stock unites vested and settled, subject to the lock-up agreements described above and compliance with applicable securities laws. Further, certain of our stockholders have rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

Sales, short sales, or hedging transactions involving our equity securities, whether before or after this offering and whether or not we believe them to be prohibited, could adversely affect the price of our Class A common stock.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

General Risk Factors

Our stock price may be volatile, and the value of our Class A common stock may decline.

The market price of our Class A common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the pricing of licenses to our products;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our platform and products;

•	announcements by us or our competitors of significant business developments, acquisitions, or new products;

•	significant data breaches, disruptions to or other incidents involving our software;

•	our involvement in litigation or governmental investigations;

•	future sales of our Class A common stock by us or our stockholders, as well as the anticipation of lock-up releases;

•	changes in senior management or key personnel;

•	the issuance of new or changed securities analysts’ reports or recommendations;

•	the trading volume of our Class A common stock;

•	changes in the anticipated future size and growth rate of our market;

•	economic and market conditions in general, or in our industry in particular; and

•

technical factors in the public trading market for our Class A common stock that may produce price movements that may or may not comport with macro, industry, or company-specific fundamentals, including, without limitation, the sentiment of retail investors, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors.

Accordingly, we cannot assure you of the liquidity of an active trading market, your ability to sell your shares of our Class A common stock when desired, or the prices that you may obtain for your shares of our Class A common stock. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Broad market and industry fluctuations, as well as general economic, political, regulatory, and market conditions, may also negatively impact the market price of our Class A common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans, or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Class A common stock could decline.

The market price and trading volume of our Class A common stock is heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price would be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Class A common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Class A common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our annualized renewal run-rate, revenue, expenses, and other operating results;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase the number of users who access our platform and the number of automations built on our platform by our existing customers;

•	our ability to effectively manage our growth;

•	our ability to achieve or maintain profitability;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	the costs and success of our marketing efforts and our ability to maintain and enhance our brand;

•	our growth strategies, including any further expansion into the top 25 countries as measured by gross domestic product;

•	the estimated addressable market opportunity for our platform and automation generally;

•	our reliance on key personnel and our ability to attract and retain highly-qualified personnel;

•	our ability to obtain, maintain, protect, and enforce our intellectual property rights and any costs associated therewith;

•	the effect of global events, such as COVID-19 or other public health crises, on our business, industry, and the global economy;

•	our ability to compete effectively with existing competitors and new market entrants; and

•	the size and growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe,” and similar statements, reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of April 30, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 14,071,199 Shares beneficially owned by certain of our current and former employees, consultants, directors, and executive officers, and granted under the Plans. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2021, and we deemed outstanding shares of our Class A common stock subject to restricted stock units held by that person that will vest and settle within 60 days of April 30, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our Class A common stock prior to this offering on 425,326,065 shares of our Class A common stock outstanding as of April 30, 2021.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o UiPath, Inc., 90 Park Ave, 20th Floor, New York, New York 10016.

	Shares Beneficially Owned Prior to the Offering			Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage		Shares	Shares	Percentage
Ted Kummert(2)	779,304		*	62,894	716,410		*
Ashim Gupta(3)	667,884		*	165,936	501,948		*
Brad Brubaker(4)	249,034		*	61,369	187,665		*
Thomas Mendoza(5)	1,711,120		*	488,412	1,222,708		*
Michael Gordon	121,033		*	4,538	116,495		*
Other Selling Stockholders(6)	205,628		*	57,929	147,699		*
Named Selling Stockholders(7)	50,251,215	11.6%		13,230,121	37,021,094	8.6%

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.

(2)

Consists of 779,304 shares of Class A common stock issuable upon the exercise of stock options. Mr. Kummert holds restricted stock units, none of which will vest and settle within 60 days of April 30, 2021.

(3)

Consists of (a) 84,716 shares of Class A common stock held by Mr. Gupta, which includes 34,436 of the shares offered by Mr. Gupta, (b) 383,909 shares of Class A common stock held by Three Babies 2021 Trust, of which Mr. Gupta’s wife is the trustee and Mr. Gupta may be deemed to share voting and investment power over such shares, which includes 106,150 of the shares offered by Mr. Gupta, and (c) 199,259 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Gupta, which includes 25,350 of the shares offered by Mr. Gupta. Mr. Gupta holds restricted stock units, none of which will vest and settle within 60 days of April 30, 2021.

(4)

Consists of (a) 100,000 shares of Class A common stock, which includes 30,000 of the shares offered by Mr. Brubaker, and (b) 149,034 shares of Class A common stock issuable upon the exercise of stock options, which includes 31,369 of the shares offered by Mr. Brubaker. Mr. Brubaker holds restricted stock units, none of which will vest and settle within 60 days of April 30, 2021.

(5)

Consists of (a) 1,611,120 shares of Class A common stock held by the Amended and Restated Thomas F. Mendoza Revocable Trust, of which Mr. Mendoza is the trustee and a beneficiary and may be deemed to share voting and investment power over such shares, which includes all of the shares offered by Mr. Mendoza, and (b) 100,000 shares of Class A common stock held by the Thomas F. Mendoza 2021 GRAT, of which Mr. Mendoza is the trustee and a beneficiary and may be deemed to share voting and investment power over such shares.

(6)	Includes 402 unnamed non-affiliate persons, each of whom beneficially owns less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.
(7)

Includes the following 2,094 named non-affiliate persons, each of whom beneficially owns at least 1,000 Shares: Aakash Kaushik, Aaron Komisarek, Aaron Saltzberg, Aaron Schiel, Abdulqadir Mohammed-Ali, Abhijeet Srivastava, Abhijit Chaudhari, Abhijit S Rao, Abhinav Chawla, Abhishek Kumar, Abhyudai Chirumalla, Adam Hanson, Adi Ezer, Adishri Charla, Adithya Vishwanath, Adolfo Antonio Chandeck, Adrian Ignat, Adrian Jianu, Adrian Nicolae Popa, Adrian Poaca, Adrian Sandu, Adrian Tudoran, Adrian Zielinski, Adriana Alecu, Adriana Maria Pedroso Rangel, Agnès GIUSTO, Aharon Dines, Ahmed Adly, Ahmed Ali Tayel, Aisling McCabe, Ajay Kaul, Ajay Kumar, Akanksha Khanna, Akash Deep, Akash Jain, Akimichi Hirose, Akio Kobayashi, Akira Mizukami, Alain Bailleul, Alastair Roriston, Alayne Lima, Aldo Maria Camillo Caiani, Alejandro Brain, Aleksander Kania, Alessandro Baglio, Alessio Santoro, Alex Mai, Alex Popa, Alex Qi, Alex Vamanu, Alexa Muccio, Alexander Sanz, Alexander Seggerman, Alexandra Balica, Alexandra Maria Enea, Alexandra Nanuti, Alexandra Olteanu, Alexandra Vaidos, Alexandre Chautard, Alexandru Bizon, Alexandru Bold, Alexandru Caba, Alexandru Cretu, Alexandru Dragoi, Alexandru Filipov, Alexandru Fodor, Alexandru Frunza, Alexandru Georoceanu, Alexandru Ghita, Alexandru Harasim, Alexandru Hertanu, Alexandru Ionel Luca, Alexandru Ionescu, Alexandru Manea, Alexandru Mihailciuc, Alexandru Nistor, Alexandru Oltean, Alexandru Palade, Alexandru Petre, Alexandru

Petre, Alexandru Postolea, Alexandru Razvan Caciulescu, Alexandru Razvan Dumitru, Alexandru Roman, Alexandru Statie, Alexandru Stoian, Alexandru Tataran, Alexandru Toma, Alexandru Velcu, Alexandru Vusca, Alexandru Zaharia, Alexey Chistyakov, Alexis Burgos, Alexis Chiriac, Alfred Chau, Ali Yazgan, Alice Pandolfi, Alicia Hale, Alin Andronache, Alin Copoiu, Alina Alexandra Rigu, Alina Capota, Alina Hornet, Alina Iliescu, Alina Jacqueline Durdun, Alina Levitchi, Alina Ninett Panfir, Alina Stefania Marin, Allison Delimon, Allison McRae, Almotaz Salameh, Alok Shrivastava, Alvin Doughty, Alyssa Lefebvre, Amanda Jane Hutchins, Ambarish Ojha, Ameet Kulkarni, Amie Stariha, Amir Abbasi, Amit Bhangde, Amit Ghosh, Amit Halder, Amit Kaul, Amit Kumar, Amit Kumar Agarwal, Amit Sanghi, Amol Awate, Ampaikan Hunthanee, Amrita Mogali, Amziane Hamedi, Ana Chiciu, Ana Cinca, Ana Ciocan, Ana Intorsureanu, Ana Maria Mandoiu, Ana Niculae, Ana Ocraim, Ana Wood, Ana Zamfirescu, Anand K L, Anand Maheswaran, Anand Nagwani, Anant Rathod, Anastasia Milgramm, Anastasia Paushkina, Anastasiia Yasevych, Anatolie Telchiji, Anban Rajeswaran, Anca Herinean, Anda Reus, Andra Bucur, Andra Buica, Andra Cristache, Andra Dregan, Andra Malina Platon, Andrada Stiuliuc, Andra-Ioana Olteanu, Andrea Lynne Van Unen-Smith, Andreas Belschner, Andreea Baciu, Andreea Baloi, Andreea Dumitrescu, Andreea Dumitru, Andreea Ene, Andreea Ghetu, Andreea Rizea, Andreea Stroe, Andreea Tomescu, Andreea Voicu, Andrei Bacanu, Andrei Balasescu, Andrei Balint, Andrei Barbu, Andrei Cioboata, Andrei Cracea, Andrei Cristea, Andrei Dragan, Andrei Iliuta, Andrei Oros, Andrei Pop, Andrei Roth, Andrei Timisescu, Andrei Valentin Ilies, Andrei Vasilescu, Andrew Cornell, Andrew Frick, Andrew Hall, Andrew Hooson, Andrew Hunt, Andrew Phillips, Andrey Moskvin, Andrey Sheluhovsky, Andrey Zelenovsky, Andrii Palyha, Angshuman Sarkar, Anik Bairagi, Anil Oztekin, Anilkumar Patel, Aniruddha Gupta, Anish Shah, Anjan Gogoi, Anju Williams, Ankit Goyal, Ankit Gupta, Ankit Kumar, Ankit Rajput, Ankit Saraf, Ankush Gupta, Anmol Sinho, Ann Nee Ching, Anna Cotta, Anna Foertsch, Anna Rivers, Anne Gabry-Williams, Anne Margaret La Fontaine, Anne Marie Curran, Anoop Deshmukh, Anshu Kumar, Anshuman G, Anshuman Rai, Anthony Alteirac, Anthony Coletta, Anthony Gadd, Anthony Garcia, Anthony Gregory Seagar, Anthony Kalcounis, Anthony Kolodynski, Anthony Okonta, Anthony Zhu, Antoine Chaussin, Anton Mcgonnell, Antonietta Iafrate, Antonio Merenciano Ruperto, Anubhav Shankar, Anuj Mahajan, Anuj Tiwari, Anukriti Mishra, Anunay Biswas, Anupam Triwedi, Anvit Prakash Thekkatte 2021 Trust, Arghya Chakrabarty, Arif Khan, Arjun Iyer, Arkadiusz Soika, Arnaud Simon, Artem Batenev, Artem Vinogradov, Arthur Foltz, Artur Bueno, Arun Dhir, Arun Lakshmi Narayanan, Arun Sasidharan, Arun Sreelalan Iyer, Arun Wadhwa, Arunprasad Moola Ram, Ashish Popli, Ashley Coffin, Ashmeet Chhabra, Ashutosh Kapoor, Ashutosh Karki, Ashwani Kumar, Asif Muhammad, Astha Agrawal, Asuka Sato, Atish Surana, Atle M. Andresen, Atsuhiro Sakatani, Atsuki Yabe, Atsushi Kunitate, Atsushi Shimbo, Aude Vieuille, Aurélien Cresp, Aurélien Gauthé, Avantika Gautam, Avinash Verma, Axel Joseph, Jean, Paul Allen, Axel Loewenhoff, Axel Schneider, Aya Ito, Ayako Watanabe, Ayana Rodriguez, Ayman AlMaqusi, Balamurugan Arumugam, Barbara Dorf, Bee Teck Lee, Ben Pascoe, Benjamin Hoffman, Benjamin Marquet, Benjamin Wee, Benoit Gougeon, Berkan Musellim, Berkane Chenaoui, Bernard Earl Lawes, Bernhard Dudek-Lange, Bertrand Piot, Bethel Egwuatu, Bharadwaj Adiga, Bharat Kumar, Bharath Bhat, Bhushan Khadpe, Bhuvnesh Gupta, Bianca Duminica, Bikramaditya Padhi, Bill kandohla, Bing Yi, Binyang Liu, Bipul Kumar, Biswajeet Chhotaraya, Biyan Zhang, Björn Hünermann, Blaise Bettencourt, Bogdan Alexandru Toma, Bogdan Codreanu, Bogdan Cucosel, Bogdan Dodoiu, Bogdan Dumitrescu, Bogdan Gaspar, Bogdan Ghera, Bogdan Marian Stan, Bogdan Nedelcov, Bogdan Nitu, Bogdan Popescu, Bogdan Ripa, Bogdan Toma, Bogdan Vasile, Bongseon Lee, Boon Han Lim, Boris Krumrey, Bradford Cocke, Brandon Deer, Brandon Dutt, Brandon Nott, Brandon Warwick, Brenda Lynn Dixon-Beck, Brendan McLaughlin, Brendan O’Connor, Brent Haley, Brent Paterson, Brett Batchelder, Brett Jones, Brett Julian, Brian Bargh, Brian Burke, Brian King, Brian Mortimore, Brian Pham, Brian T Flynn, Bridgette Graham, Brittany Matuszny, Bruno Bayle, Bryan Derrick, Burak Cucu, Carl Sebastian Gruner, Carla Janowski, Carla Lecha Hodge, Carlos Guarino Perez, Carlos Hurtado, Carly Newbury, Carmel Smith, Caroline Franceschetti, Caroline Grey, Caroline Guntern-Shea, Caroline Plichard, Carson Wine, Carter Elkin-Paris, Catalin Anastasoaie, Catalin Cojocaru, Catalin Juganaru, Catalin Lupu, Catalin Olteanu, Catalin Stamate, Catalina Matei, Catalina Stroe, Catalina Zaharia, Chaitra Ramesh Sagar, Chaman Shaik, Chandan Kumar, Chandra Sekhar, Chantelle Conway, Charles Franklin Wheeler, Charles Park, Che Haniza Zakariya, Chetak Shankar, Chiho Sasago, Chik Wing Yung, Chi-Kap Ahn, Chio Fujimoto, Chirag Halani, Chisato Yoshimura, Chitra Srinivasan, Chris Grant, Chris James Duddridge, Chris Zechmeister, Christian Leutner, Christian Mayer, Christiane Klecz, Christine Linthacum, Christine Wakely, Christophe Legrand, Christophe Marchant, Christopher Charles Colwell, Christopher Diaz, Christopher Duncan, Christopher George, Christopher Hansot, Christopher Janiszewski, Christopher Klayko, Christopher Sacco, Christopher Sparshott, Christopher Voytek, Christopher Wilkinson, Chung yu Huang, ChungRack Choi, Ciprian Gerea, Ciprian Sanduleasa, Ciprian Sterea, Ciprian Tataru, Claudia Ferger, Claudia Pedersen, Claudiu Popescu, Coenraad A van der Poel, Coenraad van der Poel April 2021 GRAT, Colin Campbell, Connor Rowland, Constance Meschinet de Richemond, Constantin Albu, Constantin Florea, Constantin Nastase, Constantin Negrut, Constantin Pancescu, Coramia Motoi, Corina Dulcu, Corina Gheonea, Corina Ricman, Cornel Dumitrascu, Corneliu Dumitru, Corneliu Niculite, Corona Bergler, Cosmin Constantin Bucuroiu, Cosmin Dragos Popescu, Cosmin Sandulescu, Cosmin Voicu, Cosmina Gurneanu, Costin Genoiu, Craig Besant, Craig Betts, Craig Bumpus, Craig Cameron Kermond, Craig Dewar, Craig Hawley, Craig Swen, Cris Bratsis, Cristian Alexandrescu, Cristian Bidea, Cristian Constantin Belciu, Cristian Florin Calina, Cristian Negulescu, Cristian Zaharia, Cristina Alexandra Manole, Cristina Alexandru, Cristina Capata, Cristina Ciobanu, Cristina Georgiana Motanga, Cristina Mor Fernandez, Cristina Popescu, Cristina Roxana Stratila, Cristina Zainea, Curt Lindenberger, Cyril Kuhns, Dae Hyeon Shin, Dai Matsumoto, Daiji Ishikawa, Daisuke Kajio, Daisuke Kubota, Dan Dinggui, Dan Kieran, Dan Munteanu, Dan Niculescu, Dan Stroman, Dana Alexandra Halchias, Daniel Amariei, Daniel Crangasu, Daniel Del Moro, Daniel Dumitru Gurau, Daniel Hogan, Daniel Hudson, Daniel Landaluce Calleja, Daniel Lerner, Daniel Martinez Caceres, Daniel Melfa, Daniel Mihai, Daniel O’Connor, Daniel Vilaysack, Daniela Dumitrascu, Daniela Mustatea, Danut Boanta, Darshan Patel, David Aburto, David Babyak, David Coombs, David Duranton, David Eddy, David Grieneisen, David Huber, David John Elliston, David Loncar, David Macaulay, David Potts, David Tyner, Dean Mauro, Dean Murphy, Declan Charles Taylor, Deeksha Bhat, Deeksha Vashishtha, Deepak Kumar Rathore, Deidre Crous, Delio Salcie-Gautreaux, Denisa Mihaela Tudorie, Denisa Nine, Denise Oakley, Denitsa Atsova, Denys Korobeinikov, Derek Hall, Derek Smith, Devendran Rajendran, Devikaa Puri, Dhiren P Damani, Dhruv Asher, Diana Andra Ciorici-Chelmus, Diana Elena Costea, Diana Mincu, Diana Morgan, Diane Qian, Dianne Phalon, Diego Prezio, Dieter Mueller, Dina Own, Dipali Sharma, Diptendu Patra, Dirk Westermann, Dmitrii Kondratiuk, Doe Anne Moriarty, Dominic Arul Collins V, Dominique Gallet, Donald Walker, Dongwook Kim, Dorin Varatic, Doru Coman, Doru Sandu, Doug Gowans, Douglas Cripps, Douglas Fowler, Douglas Johnson, Douglas Middleton, Dov Banach, Dragos Catalin Apostu, Dragos Catalin Bodea, Dragos Florescu, Dragos Moise, Dragos Velcea, Drayton Wade, Duncan Bowen, Duy Trung Duong Nguyen, Dylan Bowman, Easwaradas Nair, Edgar Garcia, Eduard Florin Dumitru, Edward Cassas, Edward Thuer, Eirik Taule, Ekankika Kumari, Elaine Marie Mannix, Elena Bragarea, Elena Bulgaru, Elena Cirstoiu, Elena Dumitrica, Elena Selaru-Ispas, Elena Vitcaci, Eliade Teodorovici, Elisabeta Bosneag, Eliza Bailicenco, Elizabeth Gutierrez, Elliott Katz, Emilia Berca, Emilia Dimancea, Emilian Ionescu, Emilian Losneanu, Emine Pandir, Emiri Hasegawa, Emmanuel Ayuko, Emmanuel Galan, Emmanuel Galan and Danielle Galan, as Community Property WROS, Eng Lam Lim, Enrique Diaz Alonso, Entesar Alajami, Eric Adrian, Eric Eisenberg, Eric Kalkstein, Eric Laubinger, Eric Magnuson, Eric Topel, Eric Wakefield, Erica Fusacchia, Erik Goelz, Erik Hardy, Erika Kita, Erwan Gouyette, Eshwar Prasad Ganesan, Eslam Soliman Hassan, Eugen Panainte, Eugene Wyniawskyj, Eungu Jang, Evan Bruns, Evan Cohen, Ezra Seth Dantowitz, Faisal Khaled Faisal Ilaiwi, Falko Dautel, Fan Zhang, Fanny Ip, Feiran Hao, Felicia Folica, Felkisty Deane Tan Soriano, Ferdinand Macatangay, Ferenc Cotoz, Fergus Kirkland, Fernando Alfredo Paredes, Fernando Casanova Coch, Fernando Laurino Oliveira Reis de Silva, Filipe Santos, Filip-Ioan Zirbo, Flavius Manea, Florence Vallot, Florent Bavoux, Florian Constantin, Florian Szilagyi, Florica Tudor, Florin Lucian Preoteasa, Florin Manole, Florin Nicula, Florin Oltean, Florin Sora, Florin Voicu, Florin-Radu Tapus, Fook Wah Leong, Francis Czyz, Francis Donohue, Francisco Banobre Prieto, Franck Cohen, Francois Doffe, Franziska Keil, Fred Johnsen, Frederick Brubaker, Fredrik Johan Gustav Svahn, Gabriel Ene, Gabriel Pene, Gabriel Raducu, Gabriel Sidor, Gabriel Tatu, Gabriela Ciuculescu, Gabriela Lungu, Ganesan Chittharanjan, Ganga Bharani, Garima Bharti, Gary Chung, Gaspare Marino, Gaurav Bajaj, Gaurav Madaan, Gautam Naidu B, Gavin Jackson, Gayathri Narayanan, Gena Phelps, Genghui Ye, Georg Schlenkhoff, George Acostioaei, George Aspritoiu, George Cosmin Vlad, George Cristian Stan, George Gerard Wood, George Hrawi, George Lutan, George Vasile, Georgeta Gheorghe, Georgian Coman, Georgiana Loredana Anghelescu, Gerd Weishaar, Gernot Brandl, Gheorghe Stan, Ghislaine Ferre Morel, Giannino Lusicic, Gilberto A Garcia, Gilles Humbert, Gino Ungureanu, Giovanni Morandi, Girish Mahatme, Girish RS, Gobun Takagi, Godfrey Jordan, Gordon Alexander, Gourav Kumar, Graciela Arguelles, Graham Senan Thomas Russell, Graham Watt, Gregory Barello, Gregory Dikopf, Gregory Guidone, Gregory Rondin, Guillaume Ledoigt, Guillaume Mulleman, Gunho Koo, Gurdeep Ratti, Gurpreet Chahal, Guy Kirkwood, Gyokuken Ryo, Haig Hanessian, Haitao Liu, Hani Saeed Enayah, Hanli Wood, Hanna Bayer, Hans

Griesbacher, Harald Hörmann, Hari Ganapathy, Harish Gambhir, Harmeet Grewal, Harpreet Singh Goomber, Haruhiko Kubo, Haruka Shimamura, Hatice Semiz, Hayden Sherriff, He Wang, Helen Park, Hemant Mishra, Hendrik Richard Ludwig Leitner, Hideaki Fujiwara, Hideaki Narita, Hideaki Usui, Hidekazu Inoue, Hidekazu Umemura, Hidenori Harata, Hidetaka Obata, Hideya Matsuda, Hikaru Nishimuta, Hilal Paray, Hilel Baroud, Himanshu Lilha, Hiren Patel, Hiroaki Mishima, Hiroaki Nakata, Hiroatsu Hayashi, Hiroki Hatakeyama, Hiroki Jimbu, Hironori Saito, Hiroo Iwamoto, Hiroshi Hashimoto, Hiroshi Takatori, Hirotaka Nishibori, Hirotaka Takehana, Hitomi Otani, Hitoshi Ogawa, Hiu Fai Li, Ho Ying Chan, Hoang Duong, Hok Bun Chan, Holly Whalen, Honam Ng, Hongchao Liu, Horatiu Palade, Horea Nicolae Soanca, Horia Belu, Horia Ciprian Otel, Horia Stefan, Hou Cheng Ng, Hrishikesh Sarva, Hui Min Yeow, Husna Banoo Heesambee, Huw Williams, Hyungsoo Kim, Ian Acott, Ian McGregor, Ian Michael Heath, Ian Shanahan, Ian Turlin, Ibrahim Khaled Al-Ashqar, Ida Doriana Montagner, Ignacio Riera Sarda, Ileana Busac, Ilia Kochetov, Ilie Cosmin Paunel, Imed Oueslati, Indrajit Banerjee, Ingo Philipp, Ioan Ursu, Ioana Gligan, Ioana Grosu, Ioana Hodosan, Ioana Popescu, Ioana Ruxandra Sima, Ioana Sabau, Ioana Sanduleasa, Ioana Teleanu, Ioana Ungureanu, Ioana Veizu, Ion - Marian Adam, Ion Dinica, Ion Dumitru Stirbu, Ion Macarin, Ion Miron, Ion Nicolae, Ion Teodorescu, Ionut Coman, Ionut Cristian Neacsu, Ionut Forcos, Ionut Gabriel Leca, Ionut Ion, Ionut Pelcea, Ionut Serban, Irina Capatina, Irina Catauta, Irina Dragomir, Irina Hutu, Irina Nona Turcu, Irina-Cristina Itu, Irinel Birsan, Irrevocable Deed of Trust of Coenraad van der Poel dated April 2, 2021, Isabelle Ducloux, Isahan Khan, Iulia Istrate, Iulian Paraschiv, Iuliana Zbranca, Iustin Nastase, Ivan Blas, Ivan Myachin, Ivana Seitz, Iwona Simons, Jack Franklin, Jacob Mintzer, Jacob Wax, Jacques Pavlenyi, Jacques-Henri Marin, Jae Hong Park, Jaewon Lee, Jakob Okkels, James Badasarian, James Bradbury, James Bradley, James Carney, James Hamilton, James Hunsicker, James McGrath, James Michael Torchia, James Paul Hilton, James Platt-Hepworth, James Reames, James Richard Tugomir Tucun, James Schulenberg, James Walker, Jamie Cousins, Jan Ursi, Jan-Bogdan Zavera, Janne Juhani Sillanpää, Jaroslaw Peroutka, Jarrell Roberts, Jashun Kahlon 2021 Trust Agreement, Jason Best, Jason Campbell, Jason Frederick Ray Gates, Jason Mara, Jason Morrison, Jason Ulysses Jesensky, Javed Ali, Jay Pankaj Patel, Jean Barascu, Jean Patrice Denis Bouton, Jean-Marc Fueri, Jeanne Romano, Jeffrey Peng, Jeffrey Sullivan, Jennifer McCabe, Jennifer McHugh, Jenny Elsa Gafgo, Jens Pistorius, Jens Schrepfer, Jeremiah Crowley, Jeremy Appleyard, Jeremy Auerbach, Jeremy Levin, Jeremy Tederry, Jeremy Woffinden, Jerome Brodin, Jesse Gill, Jesse Turner, Jessica Chen, Jessica Nolin, Jiamin He, Jiawei Dai, Jimmy Salame, Jing Hu, Jing Jin, Jishnu Kumar, Jitendra Pande, JiYoun Kim, Joachim Grouven, Joao Filipe Cavaca Placido Santos, Joel Cherkis, Johannes Van Eijck, John Andrew Smith, John Bollinger, John Carl, John Chapman, John Christopher Robert St. John, John Elliott, John Fitzgerald, John Julian Webb, John Mangan, John Mark Brittain, John Mclaren, John Michael Fannon, Johnny Chahla Bou Hoch, Jonathan Decker, Jonathan Ouimet, Jonathan Padgett, Jonathan Reffreger, Joo Hee Lee, Jordan Fisher, Jordan Moritz, Jose Gonzalez, Joseph Lasher, Joseph Mar, Joseph Santamorena, Joseph Subin Yoon, Joshua Goodwin, Joshua Overland, Juergen Vollmer, Jukka Antero Häkkinen, Juliana Mimessi, Julie Bilotta, Julien Hissler, Julien Pagnac, Julien Simon, Julien Vavasseur, Juliene Santos Marcus, Jun Li, Junaidy Laures, Junji Nishimuta, Jürgen Zekl, Justin LeClair, Justin Marks, Jyoti Raghav, Jyotsna Sinha, Ka Fai Mok, Ka Man Chan, Ka Man Man, Ka Man Ng, Kai Ahrendt, Kai Vin Yong, Kamal Sehmbi, Kana Furuta, Kanako Fujita, Kaori Takagi, Kaori Tatesawa, Kaoru Oshita, Kartik Iyer, Karunagaran Sundaram, Kashinath Murmu, Katerina Cerveny, Katherine McDaniel, Katie Mattei, Katsuyuki Yamaguchi, Kaushal Mandayam, Kay Pascal Scheyerle, Kazu Takeda, Kazuhiro Ienaga, Kazuma Yamamoto, Kazunori Ikeda, Kazunori Tachibana, Kazuteru Okuwa, Kazuya Fujine, Kedar Dani, Keenan Armstrong, Kei Eto, Kei Hosoi, Kei Maeda, Kei Majima, Kei Yamakawa, Keiki Nakahara, Keith Emanuel, Kelland Huang, Kelly Glista-Anderson, Ken Natsume, Kenan Deen, Kengo Miyashiro, Kenichi Shishido, Kenji Murata, Kenneth Braun, Kenneth Dash, Kenneth George Day, Kenneth Skate April, Kensuke Mamiya, Kento Kitazawa, Kerry Ogbuka, Kevin Christopher Perkins, Kevin Dolan, Kevin Mooney, Kevin Ono, Kevin Zhou, Khadir Abdullah, Khaldoon Khashan, Khalil Ahmed Hassim, Kie Sugawara, Ki-Hyuk Yang, Kim Raimond Paananen, Kim Reidar Reidar Knudsen, Kimberly Chen, Kimio Momose, Kiran Rao, Kirk Neal, Kirsty Stead, Kishorekumar Pardasani, Kiyoko Kikuchihara, Kiyoshi Nakagawa, Knud Vang-Nielsen, Koichi Hasegawa, Koichiro Watanabe, Koji Hamane, Koji Takimoto, Konstantin Kononenkov, Kozen Sai, Krishna Kant, Krishna Reddyvari, Kristin Collins, Kristin Wall, Kristina Kaldon, Kristopher Honglim Kim, Kristophor Alspach, Kriti Verma, Kulpreet Singh, Kum Yeong Kok, Kun Zheng, Kunal Sorout, Kursat Burhan Tekinbas, Kurt Lacroix, Kurt Petrek, Kurtis Petersen, Kwok Tung Szeto, Kyle John Fenton, Lai Shan Ada Woo, Lai Wei, Lai Yin Chin, Lakshmi Sunil Kulkarni, Lamiae El Afani, Larisa Saulescu, Lars Braitinger, Lars Madsen, Laura Benassi, Laura Mohora, Laura Moraru, Laura Stansfield, Laurent Decour, Lauro De Risios Bath, Lavinia Cojocaru, Lavinia Nastase, Laxman Vinay Kumar Allagadda, Lay Peng Teo, Leah Maduri, Lee Li Lee, Lenore Nancy Kerrigan, Leonardo Costa, Leszek Wilczak, Lev Kushnir, Levente Florisca, Lewis Bell, Lewis Goldenberg, Leyla Sohi, Lian Kong David Neo, Liang Chen, Lifeng Lu, Liji Jayachandran Kunnath, Lin Liu, Linda Good, Lindsay Gaal, Liron Tal, Lisa Marusich, Lisa Umemoto, Lisa Weber, Lisa-Marie Fernandes, Livia Theodorescu, Liviu Ponova-Trandafir, Liviu Stoica, Liviu Trifoi, Llewelyn Robert Bennett, Lokesh Rao VN, Loredana Hoaghea, Loredana Ifrim, Lothar Finster, Louis Hemon-Laurens, Louis Oskar, Lucie Malik, Ludmila Charton, Ludovic Duverger Nedellec, Ludwig Wilhelm, Luke Anthony Kelly, Luu Le, Lydia Cooley, Lynette York, Lynsey Woodvine, Maciej Kuźmicz, Madalina Boboc, Madalina Camarasu, Madhavi Jaiswal, Madhur Vashisht, Madhuri Raju, Madhurima M, Magali Philippe, Magdalena Neagu, Mahesh Kumar, Mai Komatsu, Mai Suzuki, Mai Yonezawa, Maki Shiratori, Makoto Kato, Malina Cojocaru, Mallika Pangrekar, Mamina Araki, Mamta Sharma, Manaka Mizuno, Manami Inoue, Manas Pandey, Mandip Singh Gosal, Mandy Sebel, Manish Bharti, Manish Jamadagni, Manish Patel, Manish Sinha, Manoj Kumar Pandey, Manpreet Madaan, Manuel Damian, Mara Pitiga Crainic, Marc-Alexys Calonne, Marcelo Vianna, Marcin Rafal Motel, Marcio Firmino Bouzon, Marcio Preite, Marcus Esser, Marcus Nied, Maria Florentina Rondin Irimia, Maria Georgiana Marinica, Maria Matei, Maria Mihes, Maria Olson, Maria Rebollo, Maria Tennare, Maria Teresa Martin Fernandez, Maria Veronica Cernea, Maria Vimer, Marian Cristian Petrea, Marian Ispas, Marian Lucian Maxim, Maricica Ambrose, Marie Elizabeth Myers, Marie Wakim, Marie-Helene Pigis, Marilena Boca, Marilena Visan, Mario Atallah, Marion Stenzel, Marisa Nasu, Marius Adrian Eremencu, Marius Cosareanu, Marius Cuciureanu, Marius Ion, Marius Istrate, Marius Popa, Marius Stan, Marius Stoian, Mark Belcarz, Mark Benyovszky, Mark Damjan, Mark O’Connor, Mark Virgilio, Mark Waldheim, Mark West, Mark Wright, Marko Kimmo Hirvonen, Markus Kujala, Martin Milthorpe, Martin Stenson, Mary King, Mary Tetlow, Masahiko Myose, Masaki Kumamoto, Masaki Masudo, Masaki Namba, Masaki Uchihashi, Masataka Nakazawa, Masatoshi Inuzuka, Masatoshi Suzuki, Massimiliano Livia, Matei Pfeifer, Matei Toader, Mateus Cruz, Matthew Ang Tan, Matthew Braunstein, Matthew Fella, Matthew Hogarth, Matthew James Burns, Matthew McCool, Matthew Middleton, Matthew Slinn, Maura Chiriac, Maureen Moons, Mauricio Grohs, Maurits Ernest Houck, Max Korpinen, Maxime Pelletier, Maximilian Machedon, Meara McNaught, Megumi Hirata, Mei Tsukahara, Melanie Wahl, Melissa Tumelty, Melvin Hutchens, Micah Charles De Boer, Michael Baresich, Michael Bernstein, Michael Bray, Michael Cooray, Michael Damien Weber, Michael Delles, Michael Ellert, Michael Fadi Fawal, Michael Farough, Michael Frost Ugilt, Michael Jakmakjian, Michael James Pamphilon, Michael John Reed, Michael Joseph Ellis, Michael Kennedy, Michael Law, Michael Lee, Michael McNiel, Michael Slisinger, Michael Taylor, Michael Thriffiley, Michael Thriffiley and Rachael Thriffiley, as Community Property, Michael Yerke, Michele Podsim, Michelle Becerra, Michelle Sibel Hübner, Michelle Yurovsky, Michiko Hasegawa, Michiru Suehiro, Michiyo Hijikata, Mig Nakaya Sattwika, Miguel Póliz, Mihaela Gogota, Mihaela Ionescu, Mihaela Nedelcu, Mihaela Petcu, Mihaela Surdu, Mihai Andrei, Mihai Badita, Mihai Bozgan, Mihai Bucur, Mihai Dogaru, Mihai Dragomir, Mihai Dumitru, Mihai Dunareanu, Mihai Faur, Mihai Flori, Mihai Gheorghe, Mihai Lucian Dinu, Mihai Mateescu, Mihai Mocanasu, Mihai Moise, Mihai Novitchi, Mihai Pantea, Mihai Petrisor, Mihai Petroniu Andrei, Mihai Radu Radulescu, Mihai Sebastian Pricochi, Mihai Stiuca, Mihai Tatu, Mihai Trifan, Mihai-Florin Moinescu, Mihnea Trantu, Miho Masaki, Milosz Achcinski, Min Gao, Min Yang Seo, Ming Kam Ng, MinhTri Tonnu, Minoh Kang, Mircea Amarascu, Mircea Arhip, Mircea Grigore, Mircea Neagovici-Negoescu, Mirel Cosmin Paun, Mirela Luminita Rugina, Miron Paval, Mitesh Sedani, Mitsuhiro Maeda, Mizuho Yoshida, Mizuna Fujiwara, Mohamad Setiawan, Mohamed Mahboub, Mohammad Munir, Mohammed Azarudeen, Mohammed Saifuddin Mir, Mohit Ganotra, Mohit Seth, Molly Fitzgerald, Monica Barna, Monica Bright-Hill, Monica Tilihoi, MoonJoon Choi, Morgan Deck, Mosunmola Oduwole, Mounika Tanguturi, Mrugesh Soni, Munwon Lee, Muralidharan Chandrasekaran, Murat Harputlu, Murli Mohan, Na Liu, Nadia Anum Malik, Nadia Bensalah, Namit Bhandari, Nanci Alexander, Nandagopal M, Nanna Wang, Naoki Ikeda, Naoki Inoue, Naoki Iwai, Naoki Yoshimura, Naoto Manabe, Naoyuki Nakazono, Narasimha Kuppuswamy, Narendra Kumar, Naruyuki Motoki, Nataliia Zasoba, Natalinus Lo, Natalya Shulenina, Nathan A Bullian, Nathan Haas, Nathan Welch, Natsuki Sato, Naveen Kumar M, Naveen MR, Naveen Sathyamoorthy, Nawaz Pasha, Nayan Kurude, Nazar Kravchuk, Neeraj Mathur, Neha Jha, Neil Scott, Nelu Tolea, Nicholas Wein, Nicolae Cocan, Nicolae Daniel Matei, Nicolae Posirca, Nicolae Staicu, Nicolas Baghdadi, Nicoleta Cherciu, Nicoleta Nutu, Nigel Linnane, Nihal Ojha, Nikhil Pathania, Nikolai Kabanov, Nilekha Repaka, Ninad Padmakar Acharekar, Nipun Sharma, Nishit Shah, Nitin Purwar, Nivedita Kapil, Niveditha Kanhangad, Nizar Husni

Hamed Abdulhadi, Noa Olson, Noah Segal-Gould, Nobuko Tsutani, Noel Grant, Noppakit Nawalikit, Noriaki Nakashima, Norimasa Kamiya, Norman Ringgold III, Normen Luettich, Nott Family Irrevocable Trust, Oana Chisalom, Oana Subtirica, Octavian Horaţiu Popescu, Ofer Rahum, Olaf Preiss, Oleksandr Reminnyi, Olesya Kauer, Olga Vlodzianovskaia, Olivia Meadowcroft, Onur Kardes, Ovidiu Bestea, Ovidiu Constantin, Ovidiu Iliescu, Ovidiu Ponoran, Pablo Andres Morales Rodriguez, Palak Kadakia, Pallavi Sharma, Pamela Kundu, Pankaj Malik, Pankaj Sharma, Pankaj Sharma, Pano Paschaloudis, Paramjit Kahlon 2021 GRAT, Paramjit Singh Kahlon, Paras Gera, Paresh Joshi, Parth Patel, Patankar Pramod, Patrick Struys, Patrick Teugels, Paul Anastasiu, Paul Apetri, Paul Boulescu, Paul Bruning, Paul Camarda, Paul Ciobanu, Paul Dodero, Paul Graeber, Paul Kessler, Paul Martino, Paul Parau, Paul Punguta, Paul Stefan Botan, Paul Yeadon, Paul-Friedrich Weissenbach, Paulo Castro, Paulo Pellon, Pavan Chikkathimmegowda, Pavan Kumar Venkatrao, Pawan Rathore, Pawan Sharma, Pawel Franciszek Wozniak, Pengcheng Xu, Per Christian Sølvager, Peter Andrew Cook, Peter Flora, Peter Howard, Peter Synnott, Peter Villeroy, Petra Hall, Petre Popescu, Petrisor Cosmin Sandu, Petru Nechita, Petteri Krch, Philip Amado Hoyle, Philip Kean, Philip Sasso, Philipp Kristian Sablic, Phillip James Clay, Phurithat Anusonti-Inthra, Pierre Renard, Pieter Harianto, Pobereznicenco Dan, Pongsiri Hirunyanitiwatna, Pooja Roy, Prabhakar Shanmugam, Prabhat Kumar Verma, Prabhdeep Singh, Pradipta Bora, Pragyna Singireddy, Prajwal Doddaguni Shambhu, Prakash Thekkatte, Prakash Thekkatte 2021 GRAT, Prakshi Tyagi, Pralhad Sangam, Pranaya Sahu, Pranoti Inje, Prashant Shinde, Prashant Verma, Prashanth Dannamaneni, Prashanth Krishnamoorthy, Pratap Vadgama, Prateek Dharashiokar, Prateek Gupta, Praveen Nair, Prerak Patel, Preston Smith, Priscila Pizzolato Mattozo, Priya Dubey, Priyam Mandal, Pulkit Malik, Pushpal Sarkar, QingSong Xu, Quentin Brandon, Rachel Chan, Rachel Jordan, Rachel Wong, Rachelle Carmen Berges, Radhakrishnan Iyer, Radu Bontoiu, Radu Bucur, Radu Coltescu, Radu Gabriel Coriu, Radu Oancea, Radu Pruna, Rafael Marcus, Raghav Maria, Raghunath Subramanian, Raheem Hasan, Rahul Aggarwal, Rahul Kachroo, Rahul Kakkar, Rahul Kumar, Rahul Sharma, Rajat Pandey, Rajeev Ranjan, Rajeeva Mittal, Rajesh G, Rajesh Kumar, Rajesh Rajagopalan Nambiar, Rajesh Tiwary, Rajiv Chodisetti, Rakesh Penumalli, Rakesh S V, Rakhal K S, Ralph Giebel, Raluca Elena Ene, Raluca Gheorghiu, Raluca Ilie, Raluca Mihaela Ene, Raluca Negulescu Balaci, Ramakrishna Grandhi, Ramesh Venkat, Raminder Singh, Ramona Fratila, Ramprakasham Sharma, Ramprasadh Kothandaraman, Ramsay Abraham, Randall Hall, Randy Rowe, Raon Lee, Rasha Dahdal, Rasvan Constantinescu, Ravi Banka, Raviv Haddi, Razvan Atim, Razvan Craciunescu, Razvan Dascalu, Razvan Iordache, Razvan Nutica, Razvan Onofrei, Razvan Petria, Razvan-Valentin Grigoras, Reagan Haisler, Reem Said, Reeve Fernandes, Regina Leutgeb, Renu Ahluwalia, Ricardo Drumond, Richard Bloom, Richard de Beer, Richard Ian Crosby, Richard Marc Wright, Richard Marchisello, Richard Miall, Richard Vestre Kendrick, Rigena Dibra, Rima Faour, Rita Eugenia Apolzan, Ritwika Mazumdar, RJMC21, LP, Robert Baptist, Robert Burton III, Robert Cryan, Robert Ferguson, Robert Koviak, Robert Leggett, Robert Love, Robert Oswald, Robert Packington, Robert Patrick, Robert Ronberg, Robert Streche, Robert Terrio, Robert Thullner, Robert Trandafir, Robert Waldinger, Robert Wolfgang Pecanka, Roberto Mircoli, Robin Fish, Robin Stauder, Rod Littlehailes, Rodica Guisset, Roelof Stofberg, Roger Halton, Rohan Tiwari, Rohit Kumar Pandey, Romi Roy, Ronald Scott, Ronald Weiss, Ronan Ray Fabricante, Rory Michael Gray, Rosa Lee, Rosemary Carvalho, Ross Tinti, Rotem Fuchs, Roxana Albisteanu, Roxana Anghel, Roxana Ionicioiu, Roxana Sandulescu, Roxana Toma, Roy Amikam, Roy Donaldson, Ruby Pulvirenti, Ruby Saigal, Rudolf Kuhn, Rudra Chandan Nanda, Rudra Sharma, Rui Manuel Fonseca, Rukma Talwadker, Rumel Dutta, Ruriko Sugiyama, Russel Alfeche, Ryan Brown, Ryan Fernandez, Ryan George Harris, Ryan Hawkins, Ryan Rush, Ryan Wilcox, Rym Romdhani, Ryo Hirano, Ryo Kishimoto, Ryoji Morii, Ryosuke Takahashi, Ryosuke Yoshida, Ryotaro Ishibashi, Ryu Ito, Ryusuke Orimi, Saad Gill, Saahil Chauhan, Sabina Barbu, Sabine Obermayr, Sachin Desai, Sachin Gupta, Sachin Kale, Sachin Kohli, Sachin Koshy, Saeka Akita, Sagar Agrawal, Sahana Shekhar, Sahil Chaudhary, Sai Li, Saifuddin Raj, Sajal Chakraborty, Saki Kamiya, Sakiyo Yamaoka, Salam Mustapha El Bsat, Salih Dik-Fesci, Sally Hammond, Sam Bultitude, Sam Naghshineh, Samantha Arena, Sameena Tarannum, Samir Raut, Samuel Bonnard, Samuel Koh, Samuel Mongeau, Sandeep Pandey, Sandeep Sapru, Sanford Price, Sangeet Trikannad, Sangeeta Shiknis, Sangeetha Natarajan, Sangyoung Lee, Sanjeev Arya, Sankara Narayanan Koduvayur Venkataraman, Santhosh Parepu, Santosh Sarang, Sanya Bhasin, Sara Czarecki, Sara Golbourn, Sarah Alper, Sarah Firisen, Sarah Parker, Sarah Slate, Sarah Smith, Saritha MV, Sasikanth Pamuru, Sathyanarayanan Sethuraman, Satish Kumar, Satish Munivenkataram, Satish Sampath, Satoshi Ueda, Satrajit Banerjee, Saurabh Vartikar, Saveri Mohanty, Scott Davies, Scott Goddard, Sean Adee, Sean Gregory Hinton, Sean Judge, Sebastian Geisel, Sebastiano Assino, Sebastien Daune, Sébastien Gontran, Sehul Choksi, Seki Zyo, Sendil Kumar, Serban Popescu, Sergey Shumilov, Sergiu Bologa, Sergiu Wittenberger, Setsuko Yonejima, Seung-Heon Baek, Seungjin Lee, Shaan Kahlon 2021 Trust Agreement, Shail Khiyara, Shalini Tewary, Shankar Bhaduri, Shannon Scott, Sharon Jennings, Sharvari Prakash Thekkatte 2021 Trust, Shashank Pancharpula, Shashank Shrivastava, Sheel Patel, Shibaji Das, Shigeki Hoda, Shilpi Singh, Shingo Esaki, Shingo Ezawa, Shingo Mori, Shinichi Tanabe, Shivam Agarwal, Shivani Niraj Bhalotia, Shivendra Sinha, Sho Fujita, Shobhit Bhutani, Shoichi Kawamoto, Shota Kajihara, Shoutei Kou, Shrabani Mukherjee, Shradha Upadhyaya, Shreya Sharma, Shu Chan, Shufen He, Shuhei Kawaguchi, Shumpei Watanabe, Shunjiro Yatsuzuka, Siddhartha Mishra, Silviu Gabriel Niculita, Silviu Predan, Simon Chey, Simon Lill, Simon Pettit, Simon Tilbury, Simona Balan, Simona Iorgoaea, Simona Muha, Simone Louise Mahedy, Siobhan Ryan, Siow Leng Ng, Sirri Volkan Kilic, SivaSankar Kuna, Smit Rathore, Smriti Gupta, Snir Pollak, So Sato, Sofiane Sahir, Sofiene Jenzri, Sofiia Salo, Somasundaram Gnanasundaram, Sonia Damian, Sonia Pintea, Soomin Jeong, Soon Chye Glen Lim, Sophie Guyodo, Sorin Bolos, Sorin Buse, Sorin Calin, Sorin Constantin, Sorin Radetchi, Sorin Stania, Sougata Chakraborty, Sourav Anand, Souvik Chatterjee, Sowmyalaxmi KP, Srikanth Mujjiga, Srinivasan Raghuraman, Stacie Pearson, Staffan Dag Johansson, Stanislovas Okunevic, Steen Bendtsen, Steeves Mathieu, Stefan Alexandru Borca, Stefan Fiegert, Stefan Ichim, Stefan Perju, Stefan Radu Mandache, Stefan Reutter, Stefan Rosu, Stefan Vrabie, Stefan-Vlad Prajica, Steffen Tenschert, Steph Ashby, Stephan Dumur, Stephane J Guittet, Stephanie Mars, Stephanie Smith, Stephen Azariah, Stephen Boerner, Stephen Shotwell, Stephen Tony Barson, Steve Stockwell, Steve Wake, Steven Hirman, Steven John Bown, Steven King, Steven Pena, Stewart Ryan Oldroyd, Stina Gustavsson, Su Kim, Subhrangshu Mukherjee, Subrahmanyan Sankaran, Sudeshna Ghosh, Sudhanshu Kumar, Sudhir Jorwekar, Sujit Channagire, Sukesh Acharya, Sukesh Vanarasi, Sumeet Chandrakant Sangawar, Sumit Shrestha, Sumit Vijay, Sumita Das, Sundarbabu Jaiganesh, Sunil Ajjampur Jagadeesh, Sunil Anand, Sunil Karthik, Sunil Kumar P N, Suresh Babu, Suresh Chandrasekaran, Surya Khogira, Surya Priya, Susa Serizawa, Susan Carey, Susan Robinson, Susan Thomas, Suvasini Iyer, Suyash Awasthi, Svetlana Anisimova, Svetlana Arkhipkina, Swee Shi Shirley Seah, Sydney Arena, Sylvia Price, Sze Chit Fung, Taeko Withrow, Taiki Haijima, Taiki Kuchiki, Taiki Watanabe, Takaaki Kobayashi, Takafumi Kinoshita, Takahiro Kusachi, Takamitsu Omori, Takanori Kiryu, Takao Hamamoto, Takashi Sato, Takeshi Kusunoki, Takeshi Yano, Taketo Higuchi, Taku Majima, Taku Suzuki, Takuya Abe, Takuya Tsukada, Tamilselvan MP, Tanja Breitling-Zboril, Tansu Ihsan Yegen, Tara Foster, Taro Arahori, Tatiana Caldeira, Teck Beng Stephen Goh, Ted Tarpley, Tejasimha K, Tejus Venkatesh, Tema Mueller, Tensho Yano, Teodor Florian Sunel, Teodor Hoaghea, Teodora Baciu, Teodora Hiritiu, Teodora Traistaru, Teofil Harapcea, Tertius Krüger Nel, Tetsu Sekiya, Tetsuji Endo, Tetsuo Watanabe, The Vijay Khanna, Jr. 2021 Family Trust, Theodor Ionut Stanbeca, Theresa Porcaro, Thierry Jalet, Thomas Antoine Telandro, Thomas Blayne Hill, Thomas Brzuzy, Thomas Clancy, Thomas Clancy Sr., Thomas Colligan, Thomas Endt, Thomas Hackett, Thomas Henry Moshier, Thomas Merkle, Thomas Nguyen, Thomas Stocker, Thushara Sathkumara, Tiago Ferreira Taino, Tiberiu Birloiu, Tim McGrath, Timothy Earl Ostrander Jr., Timothy Eichelberger, Timothy Huber, Tobias Rataj, Tolga Tacettin Tuncer, Tom Torlone, Tomasz Dariusz Gaczynski, Tomoaki Fukui, Tomoatsu Suwabe, Tomokazu Sakai, Tomoko Shiraishi, Tomomi Suga, Tomonori Wanifuchi, Tony Anthony Nudd, Tony Naheed Ahmed Bhatti, Toshihide Omori, Toyonobu Shibata, Trevor Crane, Triwibawa Oswari, Trong Canh Nguyen, Troy Gast, Tsukasa Matsuyama, Tsuyoshi Nagayama, Tsz Fai Kwok, Tudor Carean, Tudor Griga, Tudor Serban, Tudor-Mihai Sandu, Tugrul Cora, Tushar Pandey, Tyler Magnin, Udit Agarwal, Udit Jain, Uliana Antsyferova, Umberto Bertelli, Umer Kalu, Vaclav Skarda, Vaishali Acharya, Valentin Danielescu, Valentin Iliescu, Valentin Lupu, Valentin Stefanescu, Valentin Tureac, Valentin Varvarichi, Valeriu Cristian Paraschiv, Vargha Moayed, Vasile Bujac, Vasile Paraschiv, Vasile Tiple, Velmurugan Kanniappan, Venkata Pradeep Kumar Paruchuri, Venkata Subramanian, Venugopal Kannan, Venugopal Kannan 2021 Gift Trust, Veronica Burnuz, Victor Bautista, Victor Corcodel, Victor Weiss, Victor-Andrei Gugonatu, Vijay Chand, Vijay Khanna, Vijayendra S, Vikas Jain, Vikas Sinha, Vikas Yadav, Vikash Kumar, Vikram Parolkar, Vikram Sharma, Vinay Rathore, Vineet Singh, Vineet Vishal, Vinod Krishnamurthy, Viorel Canja, Viorela Diana Marcu, Vipin Panwar, Virgil Artimon Palanciuc, Virgil Tudor, Vishal Kumar, Vishal Soni, Vishvmitra Belsare, Vitan Moliya, Vivek Jha, Vivek Malhotra, Vivek Sinha, Vivekanand Singh, Vlad Apetrei, Vlad Bagrin, Vlad Cioboata, Vlad Coteanu, Vlad Ionescu, Vlad Sorici, Vlad Stancu, Vlad Zuga, Vladimir Bejan, Vladimir Deliu, Vladimir Tudoran, Volkan Murat Ozalp, Volodymyr Skalskyi, Wai Lam Queenie Ma, Waldt Kotze, Walter Martin Gildersleeve, Walter Obermeier, Wei Qu, Wei Si, Wei Wang, Wei WU, Weili Koh, Wei-Pei Liao, Wendi Farrar, Weng Him Koh, Wilkie Soo, William Bognar, William Gast, William Hincher, William Redmond, William Rushworth, William Thomas Nystrom,

William White III, Wing Sze Ng, Witold Stanisław Januszewski, Wolfgang Haese, Wolfgang Mücke, Wolfgang-Joachim Schmälzle, Wooseok Kang, Wynn Johnson, Xiaomin Chen, Xin Hong, Xiru Stella Su, Yann Brandon, Yann de Sousa, Yash Tulsani, Yasuhiro Kuranaga, Yasuhiro Momita, Yasutaka Nagatake, Yasuyuki Nishiseki, Yasuyuki Ueta, Yauheniya Vasileuskaya, Yeong-Ki Lee, Yeow Chiew Loo, Yeuk Shan Leung, Yeung Sing Luk, Yew Meng Lee, Yidong Wu, Ying Zhang, Ying-Shue Tsai, Yoichi Kawamura, Yongho Gil, Yoshiaki Yasuda, Yoshifumi Tsuda, Yoshihiro Igawa, Yoshihiro Ogane, Yoshimitsu Nakamura, Yoshinori Nii, Yoshitaka Nagano, Yoshiya Akiyama, Yosuke Iwashita, Yosuke Kajimoto, Yotaro Ebina, Yu Mikami, Yu Shing Lee, Yuan Yee Sim, Yu-Chuan Liu, Yuichiro Hasegawa, Yuichiro Yamate, Yuju Mizushima, Yuka Kono, Yuki Abe, Yuki Tagawa, Yuki Uzuki, Yukihiro Nohisa, Yuliya Aladogan, Yumi Yamanoi, Yurie Sato, Yuriko Sasaki, Yusuf Ahmed Yasin, Yusuke Fukuda, Yusuke Kamiyama, Yusuke Nishida, Yusuke Tsuchida, Yuto Fukushima, Zehua Li, Zheng Tan, Zhibo Hu, and Zigor de la Quintana Ibanez.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to our Registration Statement on Form S-1 filed with the SEC on April 19, 2021 (File No. 333-254738), which contains our audited financial statements for the latest fiscal year for which such statements have been filed.

•	Our Prospectus filed with the SEC on April 21, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-254738).

•	Our Quarterly Report on Form 10-Q filed with the SEC on June 9, 2021 (File No. 001-40348).

•	Our Current Report on Form 8-K filed with the SEC on April 28, 2021 (File No. 001-40348).

•

The description of our Class  A common stock which is contained in a registration statement on Form 8-A filed with the SEC on April 16, 2021 (File No. 001-40348) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.uipath.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to UiPath, Inc., Attention: Corporate Secretary, 90 Park Ave, 20th Floor, New York, New York 10016, (844) 432-0455.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by UiPath, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

•

Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 19, 2021 (File No. 333-254738), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The Registrant’s Prospectus filed with the SEC on April 21, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-254738).

•	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 9, 2021 (File No. 001-40348).

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 28, 2021 (File No. 001-40348).

•

The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed with the SEC on April 16, 2021 (File No. 001-40348) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8. EXHIBITS

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40348	3.1	April 28, 2021

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40348	3.2	April 28, 2021

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-254738	4.1	April 19, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Grant Thornton LLP, an independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	UiPath, Inc. 2015 Stock Plan.	S-1	333-254738	10.2	March 26, 2021

99.2	UiPath, Inc. 2018 Stock Plan.	S-1	333-254738	10.4	March 26, 2021

99.3	UiPath, Inc. 2021 Equity Incentive Plan.	S-1/A	333-254738	10.8	April 12, 2021

99.4	Forms of Stock Option Grant Notices and Agreements under the UiPath, Inc. 2015 Stock Plan.	S-1	333-254738	10.3	March 26, 2021

99.6	Forms of Stock Option Grant Notices and Agreements under the UiPath, Inc. 2018 Stock Plan.	S-1	333-254738	10.5	March 26, 2021

99.7	Form of Restricted Stock Award Grant Notice under the UiPath, Inc. 2018 Stock Plan.	S-1	333-254738	10.6	March 26, 2021

99.8	Forms of Restricted Stock Unit Grant Notices and Agreements under the UiPath, Inc. 2018 Stock Plan.	S-1	333-254738	10.7	March 26, 2021

*	Filed herewith.

ITEM 9. UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in New York, New York, on this 9th day of June, 2021.

UIPATH, INC.

By:	/s/ Daniel Dines
Name:	Daniel Dines
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Dines, Brad Brubaker, and Ashim Gupta, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Dines Daniel Dines	Chief Executive Officer and Chairman (Principal Executive Officer)	June 9, 2021

/s/ Ashim Gupta Ashim Gupta	Chief Financial Officer (Principal Financial Officer)	June 9, 2021

/s/ Mihai Faur Mihai Faur	Global Controller (Controller)	June 9, 2021

/s/ Philippe Botteri Philippe Botteri	Director	June 9, 2021

/s/ Carl Eschenbach Carl Eschenbach	Director	June 9, 2021

/s/ Michael Gordon Michael Gordon	Director	June 9, 2021

/s/ Kimberly L. Hammonds Kimberly L. Hammonds	Director	June 9, 2021

/s/ Thomas Mendoza Thomas Mendoza	Director	June 9, 2021

Signature	Title	Date

/s/ Daniel D. Springer Daniel D. Springer	Director	June 9, 2021

/s/ Laela Sturdy Laela Sturdy	Director	June 9, 2021

/s/ Jennifer Tejada Jennifer Tejada	Director	June 9, 2021

/s/ Richard P. Wong Richard P. Wong	Director	June 9, 2021